Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE:

DCT INDUSTRIAL TRUST INC. ® REPORTS FOURTH QUARTER AND

FULL-YEAR 2013 RESULTS

FFO, as adjusted, of $0.11 per Share in Q4 and $0.45 per Share in 2013;

Increased 7.1 Percent Year-over-Year

Consolidated Operating Occupancy Increased to 93.3 Percent in Q4;

Up 50 Basis Points over Q3 and 100 Basis Points Year-over-Year

2013 Same-Store NOI Growth of 4.9 Percent on a Cash Basis and

1.9 Percent on a GAAP Basis

Rent Growth was 15.5 Percent on a GAAP Basis and 5.1 Percent on a Cash Basis in Q4

Since September 30, 2013, Acquired 2.7 Million Square Feet for $153.4 Million;

Sold 3.4 Million Square Feet for $162.2 Million

2013 Acquisitions Totaled 7.1 Million Square Feet for $359.5 Million;

Dispositions Totaled 6.8 Million Square Feet for $265.8 Million

DENVER, February 6, 2014 – DCT Industrial Trust Inc.® (NYSE: DCT), a leading industrial real estate company, today announced financial results for the three months and year ending December 31, 2013.

“DCT had an excellent fourth quarter – a strong finish to a very successful and productive year. We made progress on all operating fronts, exceeded our capital deployment goals and improved the quality and focus of our portfolio,” said Phil Hawkins, Chief Executive Officer of DCT Industrial. “We also made tremendous progress to further strengthen our balance sheet, as we obtained investment grade bond ratings and successfully completed our debut bond offering in October.”

Funds from operations, as adjusted, attributable to common stockholders and unitholders (“FFO”) for Q4 2013 totaled $38.0 million, or $0.11 per diluted share, compared with $33.0 million, or $0.11 per diluted share, for Q4 2012. These results exclude $2.0 million and $1.0 million of acquisition costs for the quarters ending December 31, 2013 and 2012, respectively.

For the year ending December 31, 2013, FFO totaled $144.2 million, or $0.45 per diluted share, compared with $118.1 million, or $0.42 per diluted share, for the year ending December 31, 2012, representing an increase of 7.1 percent. These results exclude $3.6 million and $2.0 million of acquisition costs for the years ending December 31, 2013 and 2012, respectively.

Net income attributable to common stockholders for Q4 2013 was $13.9 million, or $0.04 per diluted share, compared with a net loss attributable to common stockholders of $0.8 million, or $0.00 per diluted share, reported for Q4 2012. Net income attributable to common stockholders for the year ending December 31, 2013 was $15.9 million, or $0.05 per diluted share, compared with a net loss of $15.1 million, or $0.06 per diluted share, for the year ending December 31, 2012.

Property Results and Leasing Activity

As of December 31, 2013, DCT Industrial owned 396 consolidated operating properties, totaling 62.1 million square feet, with occupancy of 93.3 percent, an increase of 50 basis points over Q3 2013 and 100 basis points over Q4 2012. On a same-portfolio basis, consolidated operating occupancy would have been 93.8 percent; however, the impact of acquisitions and dispositions during the quarter brought occupancy down 50 basis points. In addition, approximately 977,000 square feet, or 1.5 percent of DCT Industrial’s total consolidated portfolio, was leased but not yet occupied at December 31, 2013.

In Q4 2013, the Company signed leases totaling 3.6 million square feet with rental rates increasing 15.5 percent on a GAAP basis and 5.1 percent on a cash basis, compared to the corresponding expiring leases. For the full-year 2013, rental rates on signed leases increased 6.6 percent on a GAAP basis and decreased 1.6 percent on a cash basis. The Company’s tenant retention rate was 83.4 percent in Q4 2013 and 72.0 percent for the year ending December 31, 2013.

Net operating income (“NOI”) was $55.7 million in Q4 2013, compared with $46.5 million in Q4 2012. For the year ending December 31, 2013, NOI was $206.2 million, compared with $170.4 million for the year ending December 31, 2012.

In Q4 2013, same-store NOI, excluding revenue from lease terminations, increased 1.6 percent on a cash basis and decreased 0.9 percent on a GAAP basis, when compared to Q4 2012. Same-store occupancy averaged 91.9 percent in Q4 2013, an increase of 10 basis points over Q4 2012. For the year ending December 31, 2013, same-store NOI, excluding revenue from lease terminations, increased 4.9 percent on a cash basis and 1.9 percent on a GAAP basis, when compared to the year ending December 31, 2012. Same-store occupancy averaged 91.5 percent for the full-year 2013, an increase of 100 basis points over the full-year 2012.

Investment Activity

Acquisitions

Since September 30, 2013, DCT Industrial acquired 17 buildings for $153.4 million. These acquisitions total 2.7 million square feet and were 83.6 percent occupied at the time of closing. The Company expects a year-one weighted-average cash yield of 5.9 percent and a weighted-average projected stabilized cash yield of 7.3 percent on these assets.

The table below summarizes acquisitions since September 30, 2013:

Market	Submarket	Square Feet	Occupancy	Closed	Anticipated Yield*
Atlanta, GA	Northwest	405,000	100.0%	Oct-13	7.2%
Chicago, IL (6 buildings)	Elgin	1,060,000	59.1%	Oct-13	7.5%
Southern California	Inland Empire West	153,000	100.0%	Oct-13	5.2%
Miami, FL	North Central Dade	211,000	100.0%	Oct-13	7.0%
Chicago, IL	O’Hare	110,000	100.0%	Oct-13	11.0%
Southern California	Mid-Counties	84,000	100.0%	Nov-13	9.4%
Houston, TX	North	88,000	100.0%	Dec-13	6.8%
Dallas, TX	Great Southwest	100,000	100.0%	Dec-13	7.4%
New Jersey	Meadowlands	179,000	100.0%	Dec-13	6.3%
Dallas, TX	Northwest	93,000	84.0%	Dec-13	7.3%
Chicago, IL	O’Hare	174,000	100.0%	Jan-14	7.2%
Dallas, TX	DFW Airport	71,000	100.0%	Jan-14	6.7%

Total/Weighted Average		2,728,000	83.6%		7.3%

*	Anticipated yield represents year-one cash yield for stabilized acquisitions and projected stabilized cash yield for value-add acquisitions.

For the year ending December 31, 2013, the Company acquired 38 buildings, totaling 7.1 million square feet for a total of $359.5 million. As of December 31, 2013, these buildings were 94.5 percent occupied, up from 83.3 percent at the time of acquisition. The Company expects a year-one weighted-average cash yield of 5.8 percent and a weighted-average projected stabilized cash yield of 7.1 percent.

Development/ Redevelopment

In December 2013, through a 90 percent-owned joint venture, DCT Industrial invested $3.5 million to acquire 35.6 acres in the Southeast Broward County submarket of South Florida. The Company expects to develop Seneca Commerce Center, a three building project totaling 567,000 square feet. Additionally, in January 2014, DCT Industrial acquired 6.4 acres in the DFW Airport submarket of Dallas for the future development of DCT Freeport North, a 95,000 square foot building.

As of December 31, 2013, including recently stabilized buildings, the Company had 11 projects, totaling 4.3 million square feet, under active development. These projects have a total projected investment of $267.3 million and were 47.3 percent leased.

Development highlights include:

•	In December 2013, executed a 267,000 square foot, full-building lease at DCT Airtex Industrial Center located in the North submarket of Houston.

•	In December 2013, commenced construction on DCT Rialto Distribution Center, a 928,000 square foot building located in the Inland Empire West submarket of Southern California.

•

In January 2014, completed the construction and sale of 8th and Vineyard Building A, a 130,000 square foot build-to-suit located in the Inland Empire West submarket of Southern California, owned in a joint venture.

Dispositions

Since September 30, 2013, the Company completed the disposition of 33 buildings totaling 3.4 million square feet, which includes the previously announced sale of all DCT Industrial’s Mexico assets. These transactions generated total gross proceeds of $162.2 million and have an expected year-one weighted average cash yield of 7.4 percent.

The table below summarizes the dispositions since September 30, 2013:

Market	Submarket	Square Feet	Occupancy	Closed
Dallas, TX (15 buildings)	DFW Airport & Northwest	559,000	72.2%	Oct-13
Mexico (15 buildings)		1,653,000	100.0%	Oct-13
Northern California	Sacramento	396,000	100.0%	Nov-13
Cincinnati, OH	Northern Kentucky	710,000	100.0%	Dec-13
Southern California	Inland Empire West	130,000	N/A	Jan-14

Total/Weighted Average		3,448,000	95.3%

For the year ending December 31, 2013, the Company sold 51 buildings, totaling 6.8 million square feet. These transactions generated total gross proceeds of $265.8 million and have an expected year-one weighted average cash yield of 7.5 percent.

In January 2014, two of DCT Industrial’s unconsolidated joint ventures sold all of their properties. The 12 properties, located in Atlanta, Central Pennsylvania, Cincinnati, Columbus, Dallas, Indianapolis and Minneapolis, totaled 3.4 million square feet, and generated net proceeds of approximately $6.6 million1 to DCT Industrial with an expected year-one weighted cash yield of 6.8 percent.

[1]	Based on DCT Industrial’s average 7.2 percent ownership.

Capital Markets

Since September 30, 2013, DCT Industrial raised $39.5 million in net proceeds from the sale of common stock through its “at the market” equity offering. The Company issued approximately 5.4 million shares at an average price of $7.37 per share. The proceeds were used for acquisitions, development activities and for general corporate purposes.

As previously announced, in October 2013, in its debut bond offering, DCT Industrial issued $275 million (aggregate principal amount) of 10-year senior unsecured notes at 99.038 percent of face value for net proceeds of approximately $269.6 million after expenses. The notes have a fixed interest rate of 4.5 percent. The Company used the net proceeds to repay its $175.0 million senior unsecured term loan, its $50.0 million senior unsecured debt, as well as other debt maturities and for general corporate purposes. DCT Industrial maintains a Baa2 rating from Moody’s Investors Service and a BBB- from Standard & Poor’s Rating Services.

Dividend

DCT Industrial’s Board of Directors has declared a $0.07 per share quarterly cash dividend, payable on April 16, 2014 to stockholders of record as of April 4, 2014.

Guidance

The Company’s guidance for 2014 FFO is between $0.45 to $0.48 per diluted share. Additionally, net income attributable to common stockholders is expected to be between $0.06 and $0.09 per diluted share.

DCT Industrial’s guidance for 2014 includes the following assumptions:

•	Average occupancy for the consolidated operating portfolio will range between 93.5 percent and 94.5 percent

•	Same-store net operating income will increase between 3.25 percent and 4.75 percent on a GAAP basis and between 3.00 percent and 4.50 percent on a cash basis

•	Development starts of between $100 million and $200 million

•	$100 million to $200 million of stabilized and value-add acquisitions

The Company’s FFO guidance excludes acquisition costs.

Conference Call Information

DCT Industrial will host a conference call to discuss Q4 2013 results on Friday, February 7, 2014 at 11:00 a.m. Eastern Time. Stockholders and interested parties may listen to a live broadcast of the conference call by dialing (888) 317-6016 or (412) 317-6016. A telephone replay will be available through Friday, February 21, 2014 and can be accessed by dialing (877) 344-7529 or (412) 317-0088 and entering the passcode 10038361. A live webcast of the conference call will be available in the Investors section of the DCT Industrial website at www.dctindustrial.com. A webcast replay will also be available shortly following the call until February 7, 2015.

Supplemental information is available in the Investors section of the Company’s website at www.dctindustrial.com or by e-mail request at investorrelations@dctindustrial.com. Interested parties may also obtain supplemental information from the SEC’s website at www.sec.gov

About DCT Industrial Trust Inc.®

DCT Industrial Trust Inc. is a leading industrial real estate company specializing in the acquisition, development, leasing and management of bulk distribution and light industrial properties in high-volume distribution markets in the U.S. As of December 31, 2013, the Company owned interests in approximately 75.5 million square feet of properties leased to approximately 900 customers, including 12.3 million square feet operated on behalf of four institutional capital management partners. Additional information is available at www.dctindustrial.com.

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CONTACT:

Melissa Sachs

DCT Industrial Trust Inc.

303-597-2400

investorrelations@dctindustrial.com

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DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except share information)

	December 31, 2013	December 31, 2012
	(unaudited)
ASSETS
Land	$883,804	$780,235
Buildings and improvements	2,615,879	2,481,206
Intangible lease assets	82,758	78,467
Construction in progress	88,610	45,619

Total investment in properties	3,671,051	3,385,527
Less accumulated depreciation and amortization	(654,097)	(605,888)

Net investment in properties	3,016,954	2,779,639
Investments in and advances to unconsolidated joint ventures	124,923	130,974

Net investment in real estate	3,141,877	2,910,613
Cash and cash equivalents	32,226	12,696
Restricted cash	12,621	10,076
Deferred loan costs, net	10,251	6,838
Straight-line rent and other receivables, net of allowance for doubtful accounts of $2,178 and $1,251, respectively	46,247	51,179
Other assets, net	14,545	12,945
Assets held for sale	8,196	52,852

Total assets	$3,265,963	$3,057,199

LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued expenses	$63,281	$57,501
Distributions payable	23,792	21,129
Tenant prepaids and security deposits	28,542	24,395
Other liabilities	10,122	7,213
Intangible lease liability, net	20,389	20,148
Line of credit	39,000	110,000
Senior unsecured notes	1,122,407	1,025,000
Mortgage notes	290,960	317,314
Liabilities related to assets held for sale	278	940

Total liabilities	1,598,771	1,583,640

Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—	—
Shares-in-trust, $0.01 par value, 100,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized 320,265,949 and 280,310,488 shares issued and outstanding as of December 31, 2013 and December 31, 2012, respectively	3,203	2,803
Additional paid-in capital	2,512,024	2,232,682
Distributions in excess of earnings	(941,019)	(871,655)
Accumulated other comprehensive loss	(30,402)	(34,766)

Total stockholders’ equity	1,543,806	1,329,064
Noncontrolling interests	123,386	144,495

Total equity	1,667,192	1,473,559

Total liabilities and equity	$3,265,963	$3,057,199

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited, in thousands, except per share information)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
REVENUES:
Rental revenues	$76,475	$63,365	$286,218	$236,839
Institutional capital management and other fees	648	916	2,787	4,059

Total revenues	77,123	64,281	289,005	240,898

OPERATING EXPENSES:
Rental expenses	9,904	8,024	35,977	30,298
Real estate taxes	10,830	8,805	44,048	36,092
Real estate related depreciation and amortization	35,368	28,477	130,002	109,993
General and administrative	8,187	6,855	28,010	25,763
Casualty and involuntary conversion gain	—	(1,033)	(296)	(1,174)

Total operating expenses	64,289	51,128	237,741	200,972

Operating income	12,834	13,153	51,264	39,926
OTHER INCOME AND EXPENSE:
Development profit	—	307	268	307
Equity in earnings of unconsolidated joint ventures, net	684	303	2,405	1,087
Interest expense	(16,066)	(17,504)	(63,394)	(69,274)
Interest and other income (expense)	(37)	(142)	274	85
Income tax benefit (expense) and other taxes	305	(94)	(68)	(671)

Loss from continuing operations	(2,280)	(3,977)	(9,251)	(28,540)
Discontinued operations:
Operating income and other expenses	1,196	2,313	6,383	9,839
Gain on dispositions of real estate interests from discontinued operations	16,036	1,035	20,340	1,961

Income from discontinued operations	17,232	3,348	26,723	11,800

Consolidated net income (loss) of DCT Industrial Trust Inc.	14,952	(629)	17,472	(16,740)
Net (income) loss attributable to noncontrolling interests	(1,013)	(216)	(1,602)	1,654

Net income (loss) attributable to common stockholders	13,939	(845)	15,870	(15,086)

Distributed and undistributed earnings allocated to participating securities	(167)	(122)	(692)	(524)

Adjusted net income (loss) attributable to common stockholders	$13,772	$(967)	$15,178	$(15,610)

EARNINGS PER COMMON SHARE – BASIC AND DILUTED
Loss from continuing operations	$(0.01)	$(0.01)	$(0.03)	$(0.10)
Income from discontinued operations	0.05	0.01	0.08	0.04

Net income (loss) attributable to common stockholders	$0.04	$0.00	$0.05	$(0.06)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and Diluted	317,856	271,066	298,769	254,831

Reconciliation of Net Income (Loss) Attributable to Common Stockholders to Funds from Operations

(unaudited, in thousands, except per share and unit data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Reconciliation of net income (loss) attributable to common stockholders to FFO:
Net income (loss) attributable to common stockholders	$13,939	$(845)	$15,870	$(15,086)
Adjustments:
Real estate related depreciation and amortization	35,527	32,011	137,120	126,687
Equity in earnings of unconsolidated joint ventures, net	(684)	(303)	(2,405)	(1,087)
Equity in FFO of unconsolidated joint ventures	2,622	2,429	10,152	10,312
Impairment losses on depreciable real estate	—	—	13,279	11,422
Gain on dispositions of real estate interests	(16,036)	(1,035)	(33,650)	(13,383)
Gain on dispositions of non-depreciable real estate	—	—	31	—
Noncontrolling interest in the above adjustments	(1,145)	(2,601)	(8,211)	(12,522)
FFO attributable to unitholders	1,835	2,365	8,437	9,743

FFO attributable to common stockholders and unitholders(1)	36,058	32,021	140,623	116,086

Adjustments:
Acquisition costs	1,930	989	3,578	1,975

FFO, as adjusted, attributable to common stockholders and unitholders – basic and diluted	$37,988	$33,010	$144,201	$118,061

FFO per common share and unit — basic and diluted	$0.11	$0.11	$0.44	$0.41

FFO, as adjusted, per common share and unit — basic and diluted	$0.11	$0.11	$0.45	$0.42

FFO weighted average common shares and units outstanding:
Common shares for earnings per share - basic	317,856	271,066	298,769	254,831
Participating securities	2,513	1,995	2,462	1,896
Units	17,742	21,437	19,079	23,358

FFO weighted average common shares, participating securities and units outstanding – basic	338,111	294,498	320,310	280,085
Dilutive common stock equivalents	1,008	662	893	623

FFO weighted average common shares, participating securities and units outstanding – diluted	339,119	295,160	321,203	280,708

(1)	Funds from Operations, FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT).

Guidance

The Company is providing the following guidance:

	Range for the Full-Year 2014
	Low	High
Guidance:
Earnings per common share - diluted	$0.06	$0.09
Real estate related depreciation and amortization(1)	0.39	0.39

FFO, as adjusted, per common share and unit-diluted(2)	$0.45	$0.48

(1)	Includes pro rata share of real estate depreciation and amortization from unconsolidated joint ventures.
(2)	The Company’s FFO guidance excludes acquisition costs.

The following table shows the calculation of our Fixed Charge Coverage for the three and twelve months ended

December 31, 2013 and 2012 (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Net income (loss) attributable to common stockholders(1)	$13,939	$(845)	$15,870	$(15,086)
Interest expense	16,066	17,504	63,394	69,403
Proportionate share of interest expense from unconsolidated joint ventures	400	734	1,657	3,100
Real estate related depreciation and amortization	35,527	32,011	137,120	126,687
Proportionate share of real estate related depreciation and amortization from unconsolidated joint ventures	1,484	1,689	5,924	7,462
Income tax (benefit) expense and other taxes	(333)	95	57	716
Stock-based compensation	1,459	1,235	5,107	4,313
Noncontrolling interests	1,013	216	1,602	(1,654)
Non-FFO gains on dispositions of real estate interests	(16,036)	(1,035)	(33,619)	(13,383)
Impairment losses	—	—	13,279	11,422

Adjusted EBITDA	$53,519	$51,604	$210,391	$192,980

CALCULATION OF FIXED CHARGES
Interest expense	$16,066	$17,504	$63,394	$69,403
Capitalized interest	2,241	1,684	8,298	4,267
Amortization of loan costs and debt premium/discount	(403)	(284)	(558)	(1,093)
Other noncash interest expense	(1,000)	(1,008)	(3,999)	(2,034)
Proportionate share of interest expense from unconsolidated joint ventures	400	734	1,657	3,100

Total fixed charges	$17,304	$18,630	$68,792	$73,643

Fixed charge coverage	3.1	2.8	3.1	2.6

(1)	Includes amounts related to discontinued operations, when applicable.

The following table is a reconciliation of our reported income (loss) from continuing operations to our net operating income for the three and twelve months ended December 31, 2013 and 2012 (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Reconciliation of loss from continuing operations to NOI:
Loss from continuing operations	$(2,280)	$(3,977)	$(9,251)	$(28,540)
Income tax expense (benefit) and other taxes	(305)	94	68	671
Interest and other (income) expense	37	142	(274)	(85)
Interest expense	16,066	17,504	63,394	69,274
Equity in earnings of unconsolidated joint ventures, net	(684)	(303)	(2,405)	(1,087)
General and administrative	8,187	6,855	28,010	25,763
Real estate related depreciation and amortization	35,368	28,477	130,002	109,993
Development profit	—	(307)	(268)	(307)
Casualty and involuntary conversion gain	—	(1,033)	(296)	(1,174)
Institutional capital management and other fees	(648)	(916)	(2,787)	(4,059)

Total GAAP net operating income	55,741	46,536	206,193	170,449
Less net operating income – out-of-period straight-line rent adjustment	—	(207)	—	—
Less net operating income - non-same store properties	(11,071)	(1,332)	(37,936)	(5,921)

Same store GAAP net operating income	44,670	44,997	168,257	164,528
Less revenue from lease terminations	(229)	(154)	(1,057)	(491)

Same store GAAP net operating income, excluding revenue from lease terminations	44,441	44,843	167,200	164,037
Less straight-line rents, net of related bad debt expense	(377)	(1,529)	(799)	(5,752)
Less amortization of above/(below) market rents, net	(351)	(307)	(1,125)	(688)

Same store cash net operating income, excluding revenue from lease terminations	$43,713	$43,007	$165,276	$157,597

Financial Measures

Net operating income (“NOI”) is defined as rental revenues, including expense reimbursements, less rental expenses and real estate taxes, which excludes institutional capital management fees, depreciation, amortization, casualty gains, impairment, general and administrative expenses, equity in (earnings) loss of unconsolidated joint ventures, interest expense, interest and other income and income tax expense and other taxes. We consider NOI to be an appropriate supplemental performance measure because it reflects the operating performance of our properties and excludes certain items that are not considered to be controllable in connection with the management of the property such as depreciation, amortization, impairment, general and administrative expenses, interest income and interest expense. Additionally, lease termination revenue is excluded as it is not considered to be indicative of recurring operating income. However those measures should not be viewed as alternative measures of our financial performance since they exclude expenses which could materially impact our results of operations. Further, our NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI, same store NOI (excluding revenue from lease terminations), and cash basis same store NOI (excluding revenue from lease terminations). Therefore, we believe net income (loss) attributable to common stockholders, as defined by GAAP, to be the most appropriate measure to evaluate our overall financial performance.

DCT Industrial believes that net income (loss) attributable to common stockholders, as defined by GAAP, is the most appropriate earnings measure. However, DCT Industrial considers Funds from Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), to be a useful supplemental, non-GAAP measure of DCT Industrial’s operating performance. NAREIT developed FFO as a relative measure of performance of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is generally defined as net income attributable to common stockholders, calculated in accordance with GAAP, plus real estate-related depreciation and amortization, less gains from dispositions of operating real estate held for investment purposes, plus impairment losses on depreciable real estate and impairments of in substance real estate investments in investees that are driven by measurable decreases in the fair value of the depreciable real estate held by the unconsolidated joint ventures and adjustments to derive DCT Industrial’s pro rata share of FFO of unconsolidated joint ventures. We exclude gains and losses on business combinations and include the gains or losses from dispositions of properties which were acquired or developed with the intention to sell or contribute to an investment fund in our definition of FFO. Although the NAREIT definition of FFO predates the guidance for accounting for gains and losses on business combinations, we believe that excluding such gains and losses is consistent with the key objective of FFO as a performance measure. We also present FFO excluding severance, acquisition costs, debt modification costs and impairment losses on properties which are not depreciable. We believe that FFO excluding severance, acquisition costs, debt modification costs and impairment losses on non-depreciable real estate is useful supplemental information regarding our operating performance as it provides a more meaningful and consistent comparison of our operating performance and allows investors to more easily compare our operating results. Readers should note that FFO captures neither the changes in the value of DCT Industrial’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of DCT Industrial’s properties, all of which have real economic effect and could materially impact DCT Industrial’s results from operations. NAREIT’s definition of FFO is subject to interpretation, and modifications to the NAREIT definition of FFO are common. Accordingly, DCT Industrial’s FFO may not be comparable to other REITs’ FFO and FFO should be considered only as a supplement to net income (loss) as a measure of DCT Industrial’s performance.

DCT Industrial calculates our fixed charge coverage calculation based on adjusted EBITDA, which represents net loss attributable to DCT common stockholders before interest, taxes, depreciation, amortization, stock-based compensation expense, noncontrolling interest, impairment losses and excludes non-FFO gains and losses on disposed assets and business combinations. We use adjusted EBITDA to measure our operating performance and to provide investors relevant and useful information because it allows fixed income investors to view income from our operations on an unleveraged basis before the effects of non-cash items, such as depreciation and amortization and stock-based compensation expense, and irregular items, such as non-FFO gains or losses from the dispositions of real estate, impairment losses and gains and losses on business combinations.

Forward-Looking Statements

We make statements in this report that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions and includes statements regarding our anticipated yields. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: national, international, regional and local economic conditions, including, in particular, the strength of the United States economic recovery and global economic recovery; the general level of interest rates and the availability of capital; the competitive environment in which we operate; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets; decreased rental rates or increasing vacancy rates; defaults on or non-renewal of leases by tenants; acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections; the timing of acquisitions, dispositions and development; natural disasters such as fires, floods, tornadoes, hurricanes and earthquakes; energy costs; the terms of governmental regulations that affect us and interpretations of those regulations, including the cost of compliance with those regulations, changes in real estate and zoning laws and increases in real property tax rates; financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal, interest and other commitments lack of or insufficient amounts of insurance; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; the consequences of future terrorist attacks or civil unrest; environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us; and other risks and uncertainties detailed in the section of our Form 10-K filed with the SEC and updated on Form 10-Q entitled “Risk Factors.” In addition, our current and continuing qualification as a real estate investment trust, or REIT, involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership. We assume no obligation to update publicly any forward looking statements, whether as a result of new information, future events or otherwise.